Exhibit 4.10








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                       AMERICAN RADIO SYSTEMS CORPORATION
                                     Issuer


                     THE SUBSIDIARY GUARANTORS NAMED HEREIN
                                    Guarantor


                               FLEET NATIONAL BANK
                                     Trustee





                                ----------------

                             Supplemental Indenture

                            Dated as of May 31, 1996

                                       to

                                    Indenture

                          Dated as of February 1, 1996

                                ----------------




                                  $175,000,000


                      9% Senior Subordinated Notes due 2006


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






         SUPPLEMENTAL INDENTURE, dated as of May 31, 1996, among AMERICAN RADIO SYSTEMS CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company") and having its principal office at 116 Huntington Avenue, Boston, Massachusetts 02116, MARLIN BROADCASTING, INC., a corporation duly organized and existing under the laws of the State of Delaware and having its principal office at 116 Huntington Avenue, Boston, Massachusetts 02116 (herein called "Marlin" or a "Restricted Subsidiary"), MARLIN BROADCASTING OF MIAMI, INC., a corporation duly organized and existing under the laws of the State of Delaware and having its principal office at 116 Huntington Avenue, Boston, Massachusetts 02116 (herein called "Marlin Miami" or a "Restricted Subsidiary"), FRANKLIN BROADCASTING COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania and having its principal office at 116 Huntington Avenue, Boston, Massachusetts 02116 (herein called "Franklin" or a "Restricted Subsidiary"), and FLEET NATIONAL BANK (formerly known as Fleet National Bank of Connecticut), a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the "Trustee") to the INDENTURE, dated as of February 1, 1996, among the Company, AMERICAN RADIO SYSTEMS LICENSE CORP., a corporation duly organized and existing under the laws of the State of Delaware (herein called "License Corp."), and the Trustee (herein called the "Indenture").


                             RECITALS OF THE COMPANY

         The Company, American License and the Trustee have heretofore executed and delivered the Indenture, pursuant to which the Company has duly issued an aggregate of $175,000,000 principal amount of its 9% Senior Subordinated Notes due 2006 (herein called the "Securities").

         The Company, directly or indirectly, owns beneficially and of record 100% of the Capital Stock of each of Marlin, Marlin Miami and Franklin. Each of the Restricted Subsidiaries has derived and will derive direct and indirect economic benefit from the issuance of the Securities; accordingly, each Restricted Subsidiary has duly authorized the execution and delivery of this Supplemental Indenture to provide for its guarantee with respect to the Securities as set forth in the Indenture.

         All things necessary to make this Supplemental Indenture a valid agreement of each Restricted Subsidiary and the Subsidiary Guarantees of each Restricted Subsidiary, when this Supplemental Indenture is executed by it, the valid obligations of each Restricted Subsidiary License in accordance with its terms, have been done.

             NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the terms and conditions of the Indenture, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE

                              Subsidiary Guarantees

         SECTION 101.  Subsidiary Guarantee.

         Each of Marlin, Marlin Miami and Franklin, by the execution of this supplemental Indenture, hereby covenants and agrees to be and become a Subsidiary Guarantor and to be bound by all of the terms and conditions of the Indenture, including without limitation the Subsidiary Guarantee of the Securities in the form set forth in Section 205 of the Indenture, with the same force and effect as though each had been a signatory to the Indenture and had executed and delivered its Subsidiary Guarantee endorsed on the Securities.


                                   ARTICLE TWO

                        Definitions and Other Provisions
                             of General Application

         SECTION 201.  Definitions; Incorporation of Provisions.

         Terms used herein without definition shall have the meaning prescribed therefor in the Indenture. The provisions of Sections 107 through 114, both inclusive, are incorporated herein with the same force and effect as though set forth hereat in their entirety.

         SECTION 202.  Indenture Provisions.

         Except as specifically amended by this Supplemental Indenture, the Indenture shall remain in full force and effect.



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



         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                            AMERICAN RADIO SYSTEMS CORPORATION


                                            By___________________________
                                               Name:
                                               Title:
Attest:


--------------------------


                                            MARLIN BROADCASTING, INC.


                                            By___________________________
                                               Name:
                                               Title:
Attest:


--------------------------


                                            MARLIN BROADCASTING OF MIAMI, INC.


                                            By___________________________
                                               Name:
                                               Title:
Attest:


--------------------------






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



                                            FRANKLIN BROADCASTING COMPANY


                                            By___________________________
                                               Name:
                                               Title:
Attest:


--------------------------



                                            FLEET NATIONAL BANK, as Trustee


                                            By____________________________
                                               Name:
                                               Title:
Attest:


---------------------------





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



COMMONWEALTH OF MASSACHUSETTS )   ss.:
COUNTY OF SUFFOLK )

         On the 31st day of May, 1996, before me personally came , to me known, who, being by me duly sworn, did depose and say that he is of AMERICAN RADIO SYSTEMS CORPORATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                                  ------------------------------


COMMONWEALTH OF MASSACHUSETTS )   ss.:
COUNTY OF SUFFOLK )

         On the 31st day of May, 1996, before me personally came , to me known, who, being by me duly sworn, did depose and say that he is of MARLIN BROADCASTING, INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                                  ------------------------------


COMMONWEALTH OF MASSACHUSETTS )   ss.:
COUNTY OF SUFFOLK )

         On the 31st day of May, 1996, before me personally came , to me known, who, being by me duly sworn, did depose and say that he is of MARLIN BROADCASTING OF MIAMI, INC,, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                                  ------------------------------


COMMONWEALTH OF MASSACHUSETTS )   ss.:
COUNTY OF SUFFOLK )

         On the 31st day of May, 1996, before me personally came , to me known, who, being by me duly sworn, did depose and say that he is of FRANKLIN BROADCASTING COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                                  ------------------------------

STATE OF CONNECTICUT )   ss.:
COUNTY OF HARTFORD   )


         On the 31st day of May, 1996, before me personally came , to me known, who, being by me duly sworn, did depose and say that he is a Vice President of Fleet National Bank of Connecticut, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



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